Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that Carl E. Vogel hereby constitutes and appoints Frank A. Cassou, Francis J. Harding and Roseann Rustici, and each of them acting individually, as his true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post effective amendments, exhibits thereto and other documents in connection therewith) to the registration statement on Form S-1 (the “Registration Statement”) to be filed by NextWave Wireless Inc. (the “Registrant”) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney in fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Date

/s/ Carl E. Vogel	February 3, 2010
Carl E. Vogel